Exhibit 99.1

PREIT CONTACT:

Heather Crowell

EVP, Strategy and Communications

(215) 316-6271

heather.crowell@preit.com

PREIT Reaches Agreement with Approximately 80% of its Lenders to Recapitalize Business

Infusion of $150 Million of New Capital Will Enable Continued Investment

in Successful Ongoing Business Initiatives

Portfolio Remains Fully Operational and Substantially Re-Occupied

Continuing to Support Tenants to Further Engage Customers and Drive Traffic

PHILADELPHIA, Oct. 14, 2020 – PREIT (NYSE: PEI), a leading operator of diverse retail and experiential destinations, today announced that it has reached an agreement with more than 80% of its bank lenders under which the banks would provide an additional $150 million to recapitalize the business and extend the Company’s debt maturity schedule, supporting PREIT’s operations and the continued execution of its strategic priorities.

“Long before the COVID-19 pandemic hit, we began taking meaningful actions to enhance the financial and operational health of the business,” said Joseph F. Coradino, CEO of PREIT. “These steps have included proactive asset sales, anchor repositioning and redevelopment to significantly minimize our exposure to underperforming assets, as well as, diversifying our tenant base to provide mass-market offerings appealing to shoppers while simultaneously improving the Company’s underlying tenant credit profile. The next phase in our evolution is continuing on the path we have charted to create diverse multi-use ecosystems at our properties marked by a healthy mix of multifamily housing, healthcare services, fulfillment centers, and other uses alongside our robust retail, dining and entertainment lineups. We appreciate the support of our bank lending group, and their collective confidence in our portfolio and the progress we are making in positioning PREIT for long-term success. This agreement provides us with the liquidity to compete effectively, meet our obligations, and continue providing our tenants, customers and communities with the high-quality shopping experience they expect at our properties.”

Under the terms of the agreement, PREIT would have access to $150 million in new capital to strengthen the business and provide financial flexibility. Specifically, the banks will convert the Company’s existing credit facilities into a $150 million first lien senior secured facility, a $919 million facility consisting of a first lien senior secured term loan facility and a second lien secured term loan facility all of which will have a two-year term with a 1-year extension option. The Company’s current pool of unencumbered assets will serve as collateral for the facility and the Company will retain 30% of proceeds from non-

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income producing asset sales. The agreement remains subject to finalization of definitive documentation and the approval of 100 percent of the bank group. The Company is working toward completing this process before the end of October.

If the Company is unable to secure the support of the remaining lenders holding less than 20% of the debt, it may need to complete this restructuring through a prepackaged reorganization under Chapter 11 of the United States Bankruptcy Code. The purpose of such a process, if necessary, would be to implement the agreement that already has the support of over 80% of the Company’s bank lenders. As such, the Company expects that any prepackaged reorganization process would be expedited, and that it would have no impact on shareholders, suppliers and other trade creditors, business partners, or other stakeholders, all of whom would be unimpaired. The Company will continue operating as normal with a primary focus on the health and safety of its employees, partners, customers and communities.

Coradino concluded, “Given the significant support we have already received from a substantial majority of our lenders, we are confident in our ability to implement the recapitalization agreement quickly and efficiently. We appreciate the support of our bank lenders, tenants, and customers, and above all, we are grateful for the continued dedication of our relentless team of associates at PREIT. We are excited to take another big step forward in positioning PREIT for an even more successful future.”

DLA Piper LLP (US) LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel and PJT Partners LP is serving as financial advisor to PREIT.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties at the forefront of shaping consumer experiences through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at https://www.preit.com/or on Twitter or LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks, uncertainties and changes in circumstances that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the

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Restructuring Support Agreement (the “RSA”) we have entered into; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the chapter 11 cases contemplated by the RSA (the “Chapter 11 Cases”), the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. Additionally, our business might be materially and adversely affected by changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants; current economic conditions, including the impact of the COVID-19 pandemic and the steps taken by governmental authorities and other third parties to reduce its spread, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

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PREIT Contact:

Heather Crowell

EVP, Strategy and Communications

(215) 316-6271

heather.crowell@preit.com

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Contact:

Andrew Siegel / Meaghan Repko

Joele Frank Wilkinson Brimmer Katcher

212-355-4449]

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